Exhibit 99.1

Pitney Bowes Announces Third Quarter 2018 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--November 1, 2018--Pitney Bowes Inc. (NYSE: PBI), a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing, and data, today announced its financial results for the third quarter 2018.

Quarterly Financial Results:

  Revenue of $833 million, an increase of 14 percent versus prior year
  GAAP EPS of $0.41; Adjusted EPS of $0.27
  GAAP cash from operations of $116 million; free cash flow of $94 million
  The Company is reaffirming its prior 2018 annual guidance

“Through the first nine months of the year, revenue is up, spending is down, and we have substantially reduced our debt,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “In the same period, we have introduced several new innovative shipping, mailing, software and data solutions, delivered new shipping capabilities through contemporary API technology, and most recently, opened up a highly automated Fulfillment, Delivery and Returns Super Center in Greenwood, Indiana. Today, shipping revenues represent more than 30 percent of our overall revenue and that number continues to grow.”

Third Quarter 2018 Results

Revenue totaled $833 million, which was an increase of 14 percent versus prior year.

Commerce Services revenue grew 59 percent. Small and Medium Business (SMB) Solutions revenue declined 4 percent as reported and 3 percent at constant currency. Software Solutions revenue decreased 19 percent.

GAAP earnings per diluted share (GAAP EPS) were $0.41, which included a net benefit of $0.16 from discontinued operations primarily relating to the gain on the sale of DMT Production Mail and supporting software, $0.04 benefit related to the 2017 Tax Legislation, offset by a $0.03 loss related to the early extinguishment of debt and $0.03 for restructuring charges. Adjusted earnings per diluted share (Adjusted EPS) were $0.27. GAAP and adjusted EPS included a net benefit of $0.03 largely from the resolution of tax examinations.

The Company’s earnings per share results for the third quarter are summarized in the table below:

	Third Quarter*
	2018	2017
GAAP EPS	$0.41	$0.31
Discontinued operations	($0.16)	($0.06)
GAAP EPS from continuing operations	$0.25	$0.24
Tax Legislation	($0.04)	-
Loss on Extinguishment of Debt	$0.03	-
Restructuring charges, net	$0.03	$0.01
Transaction costs	-	$0.02
Adjusted EPS	$0.27	$0.26

* The sum of the earnings per share may not equal the totals above due to rounding.

GAAP Cash from Operations and Free Cash Flow Results

GAAP cash from operations during the quarter was $116 million and free cash flow was $94 million. Compared to the prior year, free cash flow declined by $11 million largely due to the timing of accounts payable and improvement in finance receivables. This was partly offset by the timing of accounts receivable.

The Company used cash to pay down $305 million of debt, return $35 million in dividends to shareholders and to pay $12 million for restructuring payments.

Third Quarter 2018 Business Segment Reporting

The business reporting groups reflect how the Company manages these groups and the clients served in each market.

The Commerce Services group includes the Global Ecommerce and Presort Services segments. Global Ecommerce facilitates global cross-border ecommerce transactions and domestic retail and ecommerce shipping solutions, including fulfillment and returns. Presort Services provides sortation services to qualify large volumes of First Class Mail; Marketing Mail; and Bound and Packet Mail (Standard Flats and Bound Printed Matter) for postal workshare discounts.

The SMB Solutions group offers mailing and shipping solutions, financing, services, and supplies for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats. This group includes the North America Mailing and International Mailing segments.

Software Solutions provide customer engagement, customer information, location intelligence software and data.

The results for each segment within the group may not equal the subtotals for the group due to rounding.

Commerce Services

($ millions)	Third Quarter
Revenue	2018	2017	Y/Y Reported	Y/Y Ex Currency
Global Ecommerce	$233	$106	119%	120%
Presort Services	125	119	5%	5%
Commerce Services	$358	$225	59%	59%

EBIT
Global Ecommerce	($14)	($10)	(49%)
Presort Services	17	19	(10%)
Commerce Services	$3	$10	(69%)

EBITDA
Global Ecommerce	$1	($2)	142%
Presort Services	24	26	(6%)
Commerce Services	$25	$24	6%

Global Ecommerce

Results for 2018 include a full quarter of Newgistics. Newgistics delivered 19 percent proforma revenue growth, which was driven by strong performance in both parcel and fulfillment revenue. On a proforma basis, the segment’s revenue grew 10 percent over prior year driven by Newgistics along with continued growth in domestic shipping solutions partly offset by lower cross border revenue.

The EBIT loss was driven primarily by investments in market growth opportunities, operational excellence initiatives and higher transportation and labor costs, as well as the amortization of acquisition-related intangible assets. EBITDA improved from prior year as a result of the higher revenue.

Presort Services

Revenue growth was driven by higher volumes of First Class mail but partly offset by lower Standard Class mail volumes processed. EBIT and EBITDA margins declined from prior year primarily due to higher labor and transportation costs along with lower revenue per piece.

SMB Solutions

($ millions)	Third Quarter
Revenue	2018	2017	Y/Y Reported	Y/Y Ex Currency
North America Mailing	$314	$320	(2%)	(2%)
International Mailing	85	94	(9%)	(7%)
SMB Solutions	$399	$414	(4%)	(3%)

EBIT
North America Mailing	$118	$108	9%
International Mailing	13	9	45%
SMB Solutions	$131	$117	12%

EBITDA
North America Mailing	$135	$125	9%
International Mailing	16	13	21%
SMB Solutions	$152	$138	10%

North America Mailing

Equipment sales grew over prior year largely due to placements of the SendPro C-Series product. Recurring revenue streams declined largely around rentals, financing and supplies, partially offset by growth in business services. The year-over-year decline in the recurring revenue streams continues to moderate. EBIT and EBITDA margins were higher than prior year due to lower expenses.

International Mailing

Equipment sales and recurring revenue streams both contributed to the revenue decline. The equipment sales decline was driven by weakness in the UK and France, partially offset by growth in Japan and Australia. EBIT and EBITDA margins increased versus prior year primarily driven by lower expenses.

Software Solutions

($ millions)	Third Quarter
	2018	2017	Y/Y Reported	Y/Y Ex Currency
Revenue	$76	$94	(19%)	(19%)
EBIT	$4	$19	(81%)
EBITDA	$6	$21	(71%)

Software Solutions

Revenue declined from prior year driven by lower license revenue, primarily in Location Intelligence and Customer Information Management. License revenue benefited last year from a large Location Intelligence deal. EBIT and EBITDA margins decreased from prior year largely driven by the lower revenue.

2018 Guidance

The Company is reaffirming its prior annual guidance for 2018.

  Revenue, on a constant currency basis, to be in the range of 11 percent to 15 percent growth, when compared to 2017.
  Adjusted EPS from continuing operations to be in the range of $1.15 to $1.30.
  Free cash flow to be in the range of $300 million to $350 million.

This guidance discusses future results, which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2017 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. This guidance excludes any unusual items that may occur or additional portfolio or restructuring actions, not specifically identified, as the Company implements plans to further streamline its operations and reduce costs. Revenue guidance is provided on a constant currency basis. The Company cannot reasonably predict the impact that future changes in currency exchange rates will have on revenue and net income. Additionally, the Company cannot provide GAAP EPS and GAAP cash from operations guidance due to the uncertainty of future potential restructurings, goodwill and asset write-downs, unusual tax settlements or payments and special contributions to its pension funds, acquisitions, divestitures and other potential adjustments, which could (individually or in the aggregate) have a material impact on the Company’s performance. The Company’s guidance is based on an assumption that the global economy and foreign exchange markets in 2018 will not change significantly. The Company’s guidance also includes changes in accounting standards implemented at the beginning of the year.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; presort services; office mailing and shipping; location data; and software. For nearly 100 years Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

The Company reports measures such as adjusted EBIT, adjusted EPS and adjusted net income to exclude the impact of special items like restructuring charges, tax adjustments, goodwill and asset write-downs, and costs related to dispositions and acquisitions. While these are actual Company expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the period. Constant currency is calculated by converting our current quarter reported results using the prior year’s exchange rate for the comparable quarter. This comparison allows an investor insight into the underlying revenue performance of the business and true operational performance from a comparable basis to prior period. A reconciliation of reported revenue to constant currency revenue can be found in the Company’s attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for capital expenditures, restructuring payments, unusual tax settlements, special contributions to the Company’s pension fund and cash used for other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the Company’s attached financial schedules.

Segment EBIT is the primary measure of profitability and operational performance at the segment level. Segment EBIT is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. The Company has also included segment EBITDA as a useful measure for profitability and operational performance, and an additional way to look at the economics of the segments, especially in light of some of the Company’s more recent, larger acquisitions. Segment EBITDA further excludes depreciation and amortization expense for the segment. A reconciliation of segment EBIT and EBITDA to total net income can be found in the attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information can be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: declining physical mail volumes; competitive factors, including pricing pressures, technological developments and the introduction of new products and services by competitors; our success in developing new products and services, including digital-based products and services; obtaining regulatory approvals, if required, and the market’s acceptance of these new products and services; changes in postal or banking regulations; changes in, or loss of, our contractual relationships with the United States Postal Service or posts in our other major markets; changes in labor conditions and transportation costs; macroeconomic factors, including global and regional business conditions that adversely impact customer demand, foreign currency exchange rates, interest rates and tariffs; economic tensions between governments and changes in international trade policies and other factors as more fully outlined in the Company's 2017 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three months and nine months ended September 30, 2018 and 2017, and consolidated balance sheets as of September 30, 2018 and December 31, 2017 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited; in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Equipment sales	$100,937	$103,514	$317,058	$349,401
Supplies	50,403	53,627	165,853	173,321
Software	76,026	94,226	244,022	248,391
Rentals	91,115	95,333	277,550	290,087
Financing	76,730	81,079	233,504	250,477
Support services	74,117	75,783	219,311	223,056
Business services	363,528	229,711	1,117,942	672,133
Total revenue	832,856	733,273	2,575,240	2,206,866

Costs and expenses:
Cost of equipment sales	39,353	49,328	132,513	145,450
Cost of supplies	13,967	15,209	46,652	48,277
Cost of software	24,743	24,107	75,257	70,622
Cost of rentals	21,827	20,447	66,959	61,869
Financing interest expense	11,954	12,629	36,525	38,446
Cost of support services	43,259	39,468	125,995	122,889
Cost of business services	291,650	166,984	882,529	470,890
Selling, general and administrative (1)	269,387	288,093	847,281	861,738
Research and development	32,760	29,316	94,155	88,598
Restructuring charges and asset impairments, net	7,232	1,470	19,639	29,109
Other components of net pension and postretirement cost (1)	(1,852)	1,356	(6,070)	4,079
Interest expense, net	25,483	28,601	85,959	81,877
Other expense, net	7,964	-	7,964	-
Total costs and expenses	787,727	677,008	2,415,358	2,023,844

Income from continuing operations before taxes	45,129	56,265	159,882	183,022
(Benefit) provision for income taxes	(1,976)	10,828	20,745	38,700
Income from continuing operations	47,105	45,437	139,137	144,322
Income from discontinued operations, net of tax	29,848	11,921	39,543	27,070
Net income	$76,953	$57,358	$178,680	$171,392

Basic earnings per share attributable to common stockholders (2):
Continuing operations	$0.25	$0.24	$0.74	$0.77
Discontinued operations	0.16	0.06	0.21	0.15
Net income	$0.41	$0.31	$0.95	$0.92

Diluted earnings per share attributable to common stockholders (2):
Continuing operations	$0.25	$0.24	$0.74	$0.77
Discontinued operations	0.16	0.06	0.21	0.14
Net income	$0.41	$0.31	$0.95	$0.92

Weighted-average shares used in diluted earnings per share	188,414,719	187,756,543	188,190,057	187,200,225
(1)	Effective January 1, 2018, components of net periodic pension and postretirement costs, other than service costs, are required to be reported separately. Accordingly, for the three and nine months ended September 30, 2017, $1.4 million and $4.1 million of costs have been reclassified from selling, general and administrative expense to other components of net pension and postretirement cost.

(2)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands, except share amounts)

Assets	September 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$759,231	$1,009,021
Short-term investments	55,929	48,988
Accounts receivable, net	378,036	427,022
Short-term finance receivables, net	787,121	828,003
Inventories	48,199	40,769
Current income taxes	11,395	58,439
Other current assets and prepayments	92,916	74,589
Assets of discontinued operations	18,273	334,848
Total current assets	2,151,100	2,821,679

Property, plant and equipment, net	399,347	373,503
Rental property and equipment, net	179,058	183,956
Long-term finance receivables, net	600,129	652,087
Goodwill	1,765,083	1,774,645
Intangible assets, net	238,167	272,186
Noncurrent income taxes	54,114	59,909
Other assets	526,937	540,750
Total assets	$5,913,935	$6,678,715

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$1,342,097	$1,450,149
Current income taxes	40,018	8,823
Current portion of long-term debt	192,649	271,057
Advance billings	224,141	257,766
Liabilities of discontinued operations	10,446	72,808
Total current liabilities	1,809,351	2,060,603

Deferred taxes on income	230,663	234,643
Tax uncertainties and other income tax liabilities	101,362	116,551
Long-term debt	3,076,968	3,559,278
Other noncurrent liabilities	443,925	519,079
Total liabilities	5,662,269	6,490,154

Stockholders' equity:
Cumulative preferred stock, $50 par value, 4% convertible	1	1
Cumulative preference stock, no par value, $2.12 convertible	403	441
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	117,918	138,367
Retained earnings	5,290,761	5,229,584
Accumulated other comprehensive loss	(804,609)	(792,173)
Treasury stock, at cost	(4,676,146)	(4,710,997)
Total stockholders' equity	251,666	188,561
Total liabilities and stockholders' equity	$5,913,935	$6,678,715

Pitney Bowes Inc. Business Segments (Unaudited; in thousands)

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% Change	2018	2017	% Change
REVENUE
Global Ecommerce	$232,845	$106,181	>100%	$718,535	$288,839	>100%
Presort Services	125,334	119,074	5%	382,522	370,203	3%
Commerce Services	358,179	225,255	59%	1,101,057	659,042	67%

North America Mailing	313,965	320,091	(2%)	954,080	1,016,993	(6%)
International Mailing	84,970	93,858	(9%)	276,365	282,482	(2%)
Small & Medium Business Solutions	398,935	413,949	(4%)	1,230,445	1,299,475	(5%)

Software Solutions	75,742	94,069	(19%)	243,738	248,349	(2%)
Total revenue	$832,856	$733,273	14%	$2,575,240	$2,206,866	17%

EBIT
Global Ecommerce	$(14,330)	$(9,594)	(49%)	$(28,034)	$(17,894)	(57%)
Presort Services	17,435	19,474	(10%)	57,026	69,461	(18%)
Commerce Services	3,105	9,880	(69%)	28,992	51,567	(44%)

North America Mailing	118,070	107,963	9%	352,833	370,004	(5%)
International Mailing	12,794	8,809	45%	42,040	36,239	16%
Small & Medium Business Solutions	130,864	116,772	12%	394,873	406,243	(3%)

Software Solutions	3,525	18,531	(81%)	24,450	24,928	(2%)
Segment EBIT (1)	$137,494	$145,183	(5%)	$448,315	$482,738	(7%)

EBITDA
Global Ecommerce	$820	$(1,970)	>100%	$17,013	$4,240	>100%
Presort Services	24,302	25,778	(6%)	76,678	89,889	(15%)
Commerce Services	25,122	23,808	6%	93,691	94,129	(0%)

North America Mailing	135,332	124,516	9%	404,328	418,943	(3%)
International Mailing	16,204	13,372	21%	54,225	49,847	9%
Small & Medium Business Solutions	151,536	137,888	10%	458,553	468,790	(2%)

Software Solutions	6,042	20,754	(71%)	31,774	31,529	1%
Segment EBITDA (2)	$182,700	$182,450	0%	$584,018	$594,448	(2%)

Reconciliation of segment EBITDA to net income

Segment EBITDA	$182,700	$182,450		$584,018	$594,448
Less: Segment depreciation and amortization (3)	(45,206)	(37,267)		(135,703)	(111,710)
Segment EBIT	137,494	145,183		448,315	482,738
Corporate expenses	(39,696)	(41,322)		(137,257)	(151,473)
Adjusted EBIT	97,798	103,861		311,058	331,265
Interest, net (4)	(37,437)	(41,230)		(122,484)	(120,323)
Restructuring charges and asset impairments, net	(7,232)	(1,470)		(19,639)	(29,109)
Loss on debt extinguishment	(7,964)	-		(7,964)	-
Gain on sale of technology	-	-		-	6,085
Transaction costs	(36)	(4,896)		(1,089)	(4,896)
Benefit (provision) for income taxes	1,976	(10,828)		(20,745)	(38,700)
Income from continuing operations	47,105	45,437		139,137	144,322
Income from discontinued operations, net of tax	29,848	11,921		39,543	27,070
Net income	$76,953	$57,358		$178,680	$171,392
(1)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.
(2)	Segment EBITDA is calculated as Segment EBIT plus segment depreciation and amortization expense.
(3)	Includes depreciation and amortization expense of reporting segments only. Does not include corporate depreciation and amortization expense.
(4)	Includes financing interest expense and interest expense, net.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	Y/Y Chg.	2018	2017	Y/Y Chg.

Reconciliation of reported revenue to revenue excluding currency
Revenue, as reported	$832,856	$733,273		$2,575,240	$2,206,866
Currency impact on revenue	4,023	-		(19,586)	-
Revenue, at constant currency	$836,879	$733,273	14%	$2,555,654	$2,206,866	16%

Reconciliation of reported net income to adjusted earnings
Net income	$76,953	$57,358		$178,680	$171,392
Income from discontinued operations, net of tax	(29,848)	(11,921)		(39,543)	(27,070)
Restructuring charges and asset impairments, net	5,290	999		14,422	19,434
Loss on debt extinguishment	5,933	-		5,933	-
Transaction costs	27	3,099		813	3,099
Gain on sale of technology	-	-		-	(5,605)
Tax legislation	(7,986)	-		(13,966)	-
Adjusted net income	50,369	49,535		146,339	161,250
Provision for income taxes, as adjusted	9,992	13,096		42,235	49,692
Interest, net	37,437	41,230		122,484	120,323
Adjusted EBIT	97,798	103,861		311,058	331,265
Depreciation and amortization	50,319	43,178		152,181	129,888
Adjusted EBITDA	$148,117	$147,039		$463,239	$461,153

Reconciliation of reported diluted earnings per share to adjusted diluted earnings per share
Diluted earnings per share	$0.41	$0.31		$0.95	$0.92
Income from discontinued operations, net of tax	(0.16)	(0.06)		(0.21)	(0.14)
Restructuring charges and asset impairments, net	0.03	0.01		0.08	0.10
Loss on debt extinguishment	0.03	-		0.03	-
Transaction costs	-	0.02		-	0.02
Gain on sale of technology	-	-		-	(0.03)
Tax legislation	(0.04)	-		(0.07)	-
Adjusted diluted earnings per share	$0.27	$0.26		$0.78	$0.86

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities	$115,592	$145,930		$290,626	$330,577
Net cash provided by operating activities - discontinued operations	(2,428)	(3,924)		(44,200)	(18,020)
Capital expenditures	(40,511)	(42,507)		(140,533)	(118,351)
Restructuring payments	11,572	10,791		39,100	28,442
Reserve account deposits	905	(5,022)		6,864	(2,508)
Transaction costs paid	9,205	-		13,242	-
Free cash flow	$94,335	$105,268		$165,099	$220,140

CONTACT:
Pitney Bowes Inc.
Editorial
Bill Hughes, 203-351-6785
Chief Communications Officer
or
Financial
Adam David, 203-351-7175
VP, Investor Relations